Exhibit 10.8

LEASE AGREEMENT

BY AND BETWEEN

AETNA LIFE INSURANCE COMPANY,
A CONNECTICUT CORPORATION

AS LANDLORD

AND

RAE SYSTEMS, INC.,
A CALIFORNIA CORPORATION,

AS TENANT

DATED JUNE 1, 1999

Exhibit

A	Diagram of the Premises

B	Tenant Improvements

B-1	Final Plans and Specifications for Tenant Improvements

C	Commencement and Expiration Date Memorandum

D	Rules and Regulations

E	Sign Criteria

F	Hazardous Materials Disclosure Certificate

G	Tenant Improvements Additional Allowance Amortization Memorandum

LEASE AGREEMENT

BASIC LEASE INFORMATION

Lease Date:	June 1, 1999

Landlord:	AETNA LIFE INSURANCE COMPANY, a Connecticut corporation

Landlord’s Address:	c/o Allegis Realty Investors LLC 455 Market Street, Suite 1540 San Francisco, California 94105

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to: Insignia/ESG, Inc. 160 West Santa Clara Street, Suite 1350 San Jose, California 95113

Tenant:	RAE Systems, Inc., a California corporation

Tenant’s Contact Person:	Phil Roloff

Tenant’s Address and Telephone Number:	1339 Moffett Park Boulevard Sunnyvale, California 94089

Premises Square Footage:	Approximately Twenty Five Thousand Eighty (25,080) rentable square feet

Premises Address:	1339 Moffett Park Boulevard Sunnyvale, California 94089

Project:	1339 Moffett Park Boulevard, together with the land on which the Project is situated and all Common Areas

Building (if not the same as the Project) :	Same as the Project

Length of Term:	Sixty (60) months

Estimated Commencement Date	May 1, 1999

Estimated Expiration Date:	April 30, 2004
Monthly Base Rent:	Months	Sq. Ft.	Monthly Base Rate	Monthly Base Rent
	1-12	25,080	x $1.55	= $38,874
	13-24	25,080	x $1.60	= $40,128
	25-36	25,080	x $1.65	= $41,382
	37-48	25,080	x $1.70	= $42,636
	49-60	25,080	x $1.75	= $43,890

Prepaid Rent:	Thirty Eight Thousand Eight Hundred Seventy-Four Dollars ($38,874.00)

Prepaid Additional Rent:	Four Thousand Nine Hundred Fifty-One and 29/100 Dollars ($4,951.29)

Month to which Prepaid Base Rent and Additional Rent will be Applied:	First (1st) month of the Term

Security Deposit:	Forty Three Thousand Eight Hundred Dollars ($43,800.00)

Permitted Use:	General office, engineering, research and development, and light assembly of electronic and/or environmental testing equipment

Brokers:	CPS (Landlord’s Broker) CRESA Partners LLC (Tenant’s Broker)

Tenant Improvements Allowance:	Two Hundred Thousand Six Hundred Forty Dollars ($200,640.00)

Tenant Improvements Additional Allowance:	Fifty Thousand One Hundred Sixty Dollars ($50,160.00)

Architect:	TDS Architects

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease.”

1.    DEMISE.

In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2.    PREMISES.

The Premises demised by this Lease is located in that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises has the address and contains the square footage specified in the Basic Lease Information. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraph 4(c)(3) below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that, with respect to parking, Tenant shall have only a license to use the non-exclusive and undesignated parking spaces in the Project’s parking areas (the “Parking Areas”); provided, however, that Landlord shall not be required to enforce Tenant’s right to use such parking spaces; and, provided further, that the number of parking spaces allocated to Tenant hereunder shall be reduced in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as hereinafter defined) or casualty event affecting such Parking Areas. No easement for light or air is incorporated in the Premises. For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees.

The Premises demised by this Lease shall include the Tenant Improvements (as that term is defined in the tenant improvement work agreement attached hereto as Exhibit B) to be constructed by Landlord within the interior of the Premises. Landlord shall construct any Tenant

Improvements on the terms and conditions set forth in Exhibit B. Landlord and Tenant agree to and shall be bound by the terms and conditions of Exhibit B.

Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (e) do and perform any other acts or make any other changes in, to or with respect to the Common Areas and the Project as Landlord may, in its sole discretion, deem to be appropriate; provided, however, that Landlord shall not unreasonably interfere with Tenant’s use of the Premises or Tenant’s right to park automobiles in the Parking Areas, or materially increase Tenant’s obligations or materially decrease Tenant’s rights under this Lease, in connection with the making of such other changes. Landlord shall use reasonable efforts to minimize any disruption to Tenant’s business during the making of any such modifications.

3.    TERM

The term of this Lease (the “Term”) shall be for the period of months specified in the Basic Lease Information, commencing on the earliest to occur of the following dates (the “Commencement Date”):

(a)  The date the Tenant Improvements are approved by the appropriate governmental agency as being substantially completed (subject only to normal punch-list items) in accordance with its building code and the building permit issued for such improvements, as evidenced by the issuance of a final building inspection approval; or

(b)  The date Landlord’s architect and general contractor have both certified in writing to Tenant that the Tenant Improvements have been substantially completed in accordance with the plans and specifications therefor, and Landlord has delivered occupancy of the Premises to Tenant; or

(c)  The date Tenant commences occupancy of the Premises; provided, however, that Tenant shall not be deemed to have commenced occupancy of the Premises for purposes of this Paragraph 3(c) if Tenant enters upon the Premises prior to the Commencement Date solely to fixturize the Premises for Tenant’s business operations, including, without limitation, the installation of network cabling and telecommunications equipment in accordance with Paragraph 8(b) below.

In the event the actual Commencement Date, as determined pursuant to the foregoing, is a date other than the Estimated Commencement Date specified in the Basic Lease Information, then Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit C, wherein the parties shall specify the Commencement Date, the date on which the Term expires (the “Expiration Date”).

4.    RENT

(a)  Base Rent.    Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without offset deduction, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”).

Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent and first monthly installment of estimated Additional Rent (as hereinafter defined) specified in the Basic Lease Information to be applied toward Base Rent and Additional Rent for the month of the Term specified in the Basic Lease Information.

(b)  Additional Rent.    This Lease is intended to be a triple-net Lease with respect to Landlord; and subject to Paragraph 13(b) below, and except as expressly set forth herein, the Base Rent owing hereunder is (1) to be paid by Tenant absolutely net of all costs and expenses relating to Landlord’s ownership and operation of the Project and the Building, and (2) not to be reduced, offset or diminished, directly or indirectly, by any cost, charge or expense payable hereunder by Tenant or by others in connection with the Premises, the Building and/or the Project or any part thereof. The provisions of this Paragraph 4(b) for the payment of Expenses (as hereinafter defined) are intended to pass on to Tenant all such costs and expenses, except as expressly set forth herein. Except as expressly set forth herein, in addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this Paragraph 4, all costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof (collectively, the “Expenses”), including, without limitation, all the following items (the “Additional Rent”):

(1)  Taxes and Assessments.    All real estate taxes and assessments, which shall include any form of tax, assessment, fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is (i) determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease. “Taxes and assessments” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes. Notwithstanding anything herein to the contrary, in the case of any assessment which may be evidenced by improvement or other bonds and which may be paid in annual or other periodic installments, Landlord shall elect to cause such assessment to be paid in installments over the maximum period permitted by law.

(2)  Insurance.    All insurance premiums for the Building and/or the Project or any part thereof, including premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance.

(3)  Utilities.    The cost of all Utilities (as hereinafter defined) serving the Premises, the Building and the Project that are not separately metered to Tenant, any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or the Project, including without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges and any penalties (if a result of Tenant’s delinquency) related thereto, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as contemplated in Paragraph 5 below (collectively, “Utility Expenses”).

(4)  Common Area Expenses.    All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including parking areas (including, without limitation, all costs of resurfacing and restriping parking areas), signs and directories on the Building and/or the Project, landscaping (including maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.

(5)  Parking Charges.    Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project.

(6)  Maintenance and Repair Costs.    Except for costs which are the responsibility of Landlord pursuant to Paragraph 13(b) below or are assumed by Tenant pursuant to Paragraph 13(a) below, all costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof, including without limitation, (i) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (ii) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, (iii) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, life safety and security systems and other mechanical and electrical systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the “Systems”).

(7)  Life Safety Costs.    All costs to install, maintain, repair and replace all life safety systems, including, without limitation, all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise.

(8)  Management and Administration.    All costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and fees for licenses and permits related to the ownership and operation of the Project.

Notwithstanding anything in this Paragraph 4(b) to the contrary, (i) Tenant shall not be responsible for the cost of replacing any HVAC units which fail during the initial twelve (12) months of the Term, and (ii) subject to the foregoing clause (i), with respect to all sums payable by Tenant as Additional Rent under this Paragraph 4(b) for the replacement of any item or the construction of any new item in connection with the physical operation of the Premises, the Building or the Project (i.e., HVAC, roof membrane or coverings and parking area) which is a capital item the repair or replacement of which properly would be capitalized under generally accepted accounting principles, Tenant shall be required to pay only the prorata share of the cost of the item falling due within the Term (including any Renewal Term) based upon the amortization of the same over the useful life of such item, as reasonably determined by Landlord.

(c)  Exclusions from Additional Rent.    Notwithstanding anything to the contrary contained in Paragraph 4(b) above, the following items shall be specifically excluded from the definition of “Expenses”:

(1)  Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain;

(2)  Costs incurred to respond to any claim of Hazardous Material (as hereinafter defined) contamination or damage, costs to remove any Hazardous Materials from the Project and any judgments or other costs resulting from any Hazardous Material releases;

(3)  Penalties assessed against Landlord by any governmental body or agency as a result of the violation by Landlord of any Laws (as hereinafter defined) applicable to the Premises (as opposed to the cost of correcting such violation), and which would not be incurred but for such violation; and

(4)  Interest, charges and fees incurred on mortgage indebtedness encumbering the Project.

Nothing contained in this Paragraph 4(c) shall be deemed to limit, modify or otherwise affect Tenant’s obligations under any other provisions of this Lease, including, without limitation, Paragraphs 16, 21, 22 and 32.

(d)  Payment of Additional Rent.

(1)  Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. By April 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior calendar year, to be prorated during the first year from the Commencement Date. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year is less than the actual Additional Rent chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such Expense Statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Additional Rent next due.

(2)  Landlord’s then current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit Expense Statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.

(e)  General Payment Terms.    The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, including, without limitation, payments of principal and interest on the Tenant Improvements Additional Allowance (as defined in Exhibit B hereto), if any, any late charges assessed pursuant to Paragraph 6 below, any interest assessed pursuant to Paragraph 44 below, are referred to as the “Rent”. All Rent shall be paid without deduction, offset and any abatement in lawful money of the United States of America. Checks are to be made payable to Aetna Life Insurance Company and shall be mailed to: Moffett Park Properties, Department #66268, El Monte, California 91735-6268 or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

(f)  Questions Concerning Expense Statement; Audit Rights.

(1)  If Tenant has questions concerning any item reflected in an Expense Statement delivered to Tenant pursuant to Paragraph 4(d) above, Landlord’s property manager or other appropriate representative shall meet with Tenant’s representative at a mutually convenient time and location to answer Tenant’s questions concerning such expense items.

(2)  If Tenant is not satisfied with the answers it receives to its questions pursuant to subParagraph (1) above, and provided Tenant is not in Default under the terms of this Lease (nor is any event occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder), then Tenant, at its sole expense subject to the last sentence of this Paragraph 4(f), shall have the right within thirty (30) days after the delivery of the applicable Expense Statement to review and audit Landlord’s books and records regarding such Expense Statement for the sole purpose of determining the accuracy of such Expense Statement. Such review or audit shall be performed by a nationally recognized accounting firm that calculates its fees with respect to hours actually worked and that does not discount its time or rate (as opposed to a calculation based upon percentage of recoveries or other incentive arrangement), shall take place during normal business hours in the office of Landlord or Landlord’s property manager and shall be completed within three (3) business days after the commencement thereof. If Tenant does not so review or audit Landlord’s books and records, Landlord’s Expense Statement shall be final and binding upon Tenant. In the event that Tenant determines on the basis of its review of Landlord’s books and records that the amount of Expenses paid by Tenant pursuant to this Paragraph 4 for the period covered by such Expense Statement is less than or greater than the actual amount properly payable by Tenant under the terms of this Lease, Tenant shall promptly pay any deficiency to Landlord or, if Landlord concurs with the results of such audit, Landlord shall promptly refund any excess payment to Tenant, as the case may be.

5.    UTILITY EXPENSES

(a)  Tenant shall pay the cost of all water, sewer use, sewer discharge fees and permit costs and sewer connection fees, gas, heat, electricity, refuse pick-up, janitorial service, telephone and all materials and services or other utilities (collectively, “Utilities”) billed or metered separately to the Premises and/or Tenant, together with all taxes, assessments, charges and penalties added to or included within such cost. Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

(b)  Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, except, subject to Paragraph 17 below, to the extent caused by Landlord’s gross negligence or willful misconduct, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.

6.    LATE CHARGE

Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to seven percent (7%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

Initials: Landlord                 Tennant

7.    SECURITY DEPOSIT

Concurrently with Tenant’s execution of the Lease, Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant’s default in the payment of any Rent, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within five (5) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant’s failure to do so shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

8.    POSSESSION

(a)  Tenant’s Right of Possession.    Subject to Paragraph 8(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term.

(b)  Early Occupancy.    Notwithstanding anything to the contrary contained herein, Tenant shall have the right to enter upon the Premises at times acceptable to Landlord during the fifteen (15) day period prior to the Commencement Date for the sole purpose of installing Tenant’s telephones, computers, equipment and other personal property, provided that Tenant shall not interfere with the construction and installation of the Tenant Improvements nor conduct its business in the Premises during such period, and provided further, that such entry shall be subject to all of the terms and conditions of this Lease, excluding only the obligation to pay Rent.

(c)  Delay in Delivering Possession.    If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees or independent contractors (collectively, “Landlord’s Agents”), be liable to Tenant for any loss or damage resulting therefrom; provided, however, that if Landlord shall fail to deliver possession of the Premises by August 1, 1999 for any reason other than Tenant Delays (as hereinafter defined), Tenant may, at its discretion and as its sole and exclusive remedy for such failure, terminate this Lease by written notice to Landlord given not later than August 15, 1999. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The Expiration Date shall be extended by the same number of days that Tenant’s possession of the Premises was delayed beyond the Estimated Commencement Date. As used herein, “Tenant Delays” means any delays caused by Tenant or Tenant’s Agents, including, without limitation, delays caused by (i) failure to furnish information in accordance with Exhibit B of this Lease; (ii) Tenant’s request for any special, long lead time materials or installations as part of the Tenant Improvements and specifications (as defined in Exhibit B hereto); (iii) Tenant’s changes in the Final Plans (as defined in Exhibit B hereto); (iv) any changes initiated by reason of the disapproval of any plans or drawings or any cost proposals or authorizations resulting in the preparation of revised plans, drawings, cost proposals or authorizations; (v) field changes to construction work; or (vii) any other act or omission of Tenant or Tenant’s Agents.

9.    USE OF PREMISES

(a)  Permitted Use.    The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws, for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Project. If any of Tenant’s office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.

(b)  Compliance with Governmental Regulations and Private Restrictions.    Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (1) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises, the Building or the Project, whether substantial in cost or otherwise, provided, however, that except as provided in Paragraph 9(c) below, Tenant shall not be required to make or, except as provided in Paragraph 4 above, pay for, (i) seismic reinforcement of the Building required as a result of new Laws enacted after the date of this Lease, except to the extent that such reinforcement is required as a result of Tenant’s specific use of the Premises or as a result of any improvements or additions made or proposed to be made at Tenant’s request or (ii) structural changes to the Premises or the Building (including without limitation, seismic reinforcement and related alterations) not related to Tenant’s specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant’s request; (2) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force; and (3) any and all rules and regulations set forth in Exhibit D and any other rules and regulations now or hereafter promulgated by Landlord related to parking or the operation of the Premises, the Building and/or the Project (collectively, the “Rules and Regulations”). The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

(c)  Compliance with Americans with Disabilities Act.    Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Project may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly complies with all requirements of the ADA. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant’s use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant’s business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Agents harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents’ violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

10.    ACCEPTANCE OF PREMISES

(a)  By entry hereunder, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

(b)  Notwithstanding the terms of Paragraph 10(a) above, Landlord shall cause the electrical and plumbing systems serving the Premises to be in good working order and the roof on the Building to be in good condition on the Commencement Date. Any claims by Tenant under the preceding sentence shall be made in writing not later than the fifteenth (15th) day after the Commencement Date. In the event Tenant fails to deliver a written claim to Landlord on or before such fifteenth (15th) day, then Landlord shall be conclusively deemed to have satisfied its obligations under this Paragraph 10(b). In addition to the foregoing, at Landlord’s sole cost and expense, prior to the Commencement Date, Landlord shall (i) replace HVAC carrier units numbered 1, 5, 6, 7, 8 and 9 and repair HVAC carrier unit #2, serving the Premises in accordance with the recommendations set forth in that certain proposal for recommended repairs, dated January 22, 1999 and prepared by Aircom Mechanical, Inc., (ii) replace one existing man door serving the Premises, and (iii) replace all missing ESD floor tiles located on the Premises.

(c)  Notwithstanding the terms of Paragraph 10(a) above, Landlord shall cause any latent defects in the Tenant Improvements to be repaired after the Commencement Date,

provided that at the time of the discovery of such defects, such defects and repairs are covered by warranties obtained from the contractors constructing the Tenant Improvements.

11.    SURRENDER

Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), but with all interior walls painted or cleaned so they appear painted, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) otherwise in accordance with Paragraph 32(h). Normal wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains on any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined) and Tenant’s signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Alterations and to repair any damage caused by such removal (excluding, however, Alterations that Landlord has previously agreed, in writing, may remain in the Premises at the end of the Lease Term). Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 11 and Paragraph 32(h) below, (1) Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Paragraph 35 below) until the Premises are so surrendered in accordance with said Paragraphs, but only to the extent that Tenant’s failure to surrender the Premises in accordance with said Paragraphs interferes with Landlord’s ability to relet the Premises, and (2) irrespective of whether Tenant’s failure to surrender the Premises interferes with Landlord’s ability to relet the Premises, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

12.    ALTERATIONS AND ADDITIONS

(a)  Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof (collectively, “Structural Alterations”). Notwithstanding the foregoing, Tenant shall have the right to make Alterations (specifically excluding, however, Structural Alterations) to the Premises with prior notice to but without the consent of Landlord, provided that such Alterations are constructed and performed in full compliance with the terms of Paragraphs 12(b) through (f) below and do not exceed one thousand five hundred dollars ($1,500) in cost on an individual basis or six thousand dollars ($6,000) in the aggregate over the Term of this Lease (collectively, “Permitted Alterations”).

(b)  Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord, which approval shall not be unreasonable withheld or delayed. As a further condition to giving consent, Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such Alterations, to ensure Landlord against any liability for mechanic’s and materialmen’s liens and to ensure completion of work. Before Alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction. Tenant shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractor(s) procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Tenant and Landlord’s lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than One Million Dollars ($1,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than One Million Dollars ($1,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).

(c)  All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building (collectively, the “Integral Property”) shall be the property of Tenant until the expiration or sooner termination of this Lease, whereupon such Integral Property shall automatically become the property of Landlord without the requirement of any further documentation or actions on the part of Landlord or Tenant. Such Integral Property shall not be deemed trade fixtures or Tenant’s Property for purposes of this Lease. If requested by Landlord, Tenant will pay, prior to the commencement of construction, an amount determined by Landlord necessary to cover the costs of demolishing Structural Alterations made by the Tenant and/or the cost of returning the Premises and the Building to its condition prior to such Structural Alterations.

(d)  No private telephone systems and/or other related computer or telecommunications equipment or lines may be installed without Landlord’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to the installation of any such systems, equipment or lines which affect the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof. If Landlord gives such consent, all equipment must be installed within the Premises and, at the request of Landlord made at any time prior to the expiration of the Term, removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.

(e) Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

(f)  Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

13.    MAINTENANCE AND REPAIRS OF PREMISES

(a)  Maintenance by Tenant.    Throughout the Term, Tenant shall, at its sole expense, (1) keep and maintain in good order and condition the Premises, and repair and replace every part thereof, including glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers; interior lighting (including, without limitation, light bulbs and ballasts), the plumbing and electrical systems exclusively serving and located within the Premises, all communications systems serving the Premises, Tenant’s signage, interior demising walls and partitions, equipment, interior painting and interior walls and floors, and the roll-up doors, ramps and dock equipment, including, without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights located in or on the Premises (excepting only those portions of the Building or the Project to be maintained by Landlord, as provided in Paragraph 13(b) below), (2) furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and (3) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises except to the extent that Landlord notifies Tenant in writing of its intention to arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.

(b)  Maintenance by Landlord.    Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Systems serving the Premises and the Building, excluding the plumbing and electrical systems exclusively serving and located within the Premises; and the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective or other condition actually known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for the costs and expenses of repairing any additional damage or deterioration occurring after the date Tenant obtains knowledge of such defective condition and any liability incurred by Landlord by reason of Tenant’s failure to notify Landlord of such defective condition in a timely manner as provided herein.

(c)  Tenant’s Waiver of Rights.    Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil

Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

14.    LANDLORD’S INSURANCE

Landlord shall purchase and keep in force fire, extended coverage and “all risk” insurance covering the Building and the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord, at Tenant’s cost, may maintain “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

15.    TENANT’S INSURANCE

(a)  Commercial General Liability Insurance.    Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, Landlord’s investment advisors and agents from time to time, including, without limitation, Allegis Realty Investors LLC, and Landlord’s lenders as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Two Million Dollars ($2,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than Fifteen Thousand Dollars ($15,000.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days prior written notice to Landlord, and loss payable clauses shall be subject to Landlord’s approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A:XIII or better in Best’s Key Rating Guide.

(b)  Personal Property Insurance.    Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than Fifteen Thousand Dollars ($15,000.00). During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.

(c)  Worker’s Compensation Insurance; Employer’s Liability Insurance.    Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000.00).

(d)  Evidence of Coverage.    Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days notice has been given to Landlord).

16.    INDEMNIFICATION

(a)  Of Landlord.    Tenant shall indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees) arising from (1) the use of the Premises, the Building or the Project by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises, the Building or the Project, and (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (3) any action or proceeding brought on account of any matter in items (1) or (2); provided, however, that Tenant shall not be required to indemnify Landlord against any claims or losses resulting from Landlord’s gross negligence or willful misconduct. If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except that which is caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease.

(b)  No Impairment of Insurance.    The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

17.    SUBROGATION

Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance required to be carried by the respective parties pursuant to this Lease, to the extent of the proceeds of such insurance actually received with respect to such loss or damage (or which would have been received had the parties maintained the insurance required to be carried under the terms of this Lease), whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

18.    SIGNS

Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord’s prior written consent or without complying with Landlord’s signage criteria specified on Exhibit E hereto, as the same may be modified by Landlord from time to time, and with all applicable Laws, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Project. Subject to the foregoing, Tenant shall be entitled to place an identification sign on the existing monument sign in front of the Building. Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense.

19.    FREE FROM LIENS

Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within fifteen (15) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises.

20.    ENTRY BY LANDLORD

Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” or “for lease” signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.

21.    DESTRUCTION AND DAMAGE

(a)  If the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord’s option:

(1)  In the event of total destruction (which shall mean destruction or damage in excess of thirty-three percent (33%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the date (the “Casualty Discovery Date”) Landlord obtains actual knowledge of such destruction. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

(2)  In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding thirty-three percent (33%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty (180) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

(3)  Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease by written notice of such election given to Tenant within thirty (30) days after the Casualty Discovery Date.

(b)  If the Premises are damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

(c)  Notwithstanding anything to the contrary in this Paragraph 22, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:

(1)  If more than thirty-three percent (33%) of the full insurable value of the Building or the Project is damaged or destroyed, regardless of whether or not the Premises are destroyed.

(2)  If the Building or the Project or any portion thereof is damaged or destroyed and the repair and restoration of such damage requires longer than one hundred eighty (180) days from the Casualty Discovery Date.

(3)  If the Building or the Project or any portion thereof is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration.

(4)  If the Building or the Project or any portion thereof is damaged or destroyed during the last twelve (12) months of the Term.

(d)  If the Premises is damaged or destroyed to the extent that the Premises cannot be substantially repaired or restored by Landlord within one hundred eighty (180) days after the Casualty Discovery Date, Tenant may terminate this Lease immediately upon notice thereof to Landlord, which notice shall be given, if at all, not later than fifteen (15) days after Landlord notifies Tenant of Landlord’s estimate of the period of time required to repair such damage or destruction.

(e)  In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the acts or willful misconduct of Tenant or Tenant’s Agents. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(f)  If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the Tenant Improvements constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant, at its option, shall repair and restore, at Tenant’s expense, Tenant’s Alterations which were not constructed by Landlord.

(g)  Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 22 shall govern exclusively in case of such destruction.

22.    CONDEMNATION

(a)  If twenty-five percent (25%) or more of either the Premises, the Building or the Project or the parking areas for the Building or the Project is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant’s business operations, as reasonably determined by Tenant, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises, the Building or the Project or the parking areas for the Building or the Project following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the parking areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, the Building or the Project or the parking areas for the Building or the Project, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.

(b)  Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided. however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.

23.    ASSIGNMENT AND SUBLETTING

(a)  Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably provided that (i) Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (ii) the contemplated transaction is not an assignment under an existing assignment or a sub-sublease under an existing sublease (except for a sublease or assignment to a “Tenant Affiliate,” as hereinafter defined). When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Except in the case of an assignment or sublease to a Tenant Affiliate, Landlord shall have the option, to be exercised within twenty (20) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease or assignment, (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. Notwithstanding the foregoing, Landlord’s right to terminate this Lease under the aforesaid clause (1) shall be limited as set forth in Paragraph 23(d) below. Subject to Paragraph 23(d), in the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.

(b)  Notwithstanding anything to the contrary contained in Paragraph 24(a) above, Tenant shall have the right with the consent of Landlord, which consent shall not be unreasonably withheld, to assign this Lease or to sublease the Premises or any part thereof to a Tenant Affiliate. In the event Tenant proposes to enter into an assignment or sublease with a Tenant Affiliate, then Tenant shall provide Landlord with the information required to be delivered pursuant to said Paragraph 24(a). Landlord shall have the option, to be exercised within twenty (20) days of receipt of the foregoing, to (1) consent to the proposed assignment or sublease, or (2) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld. For purposes of this Paragraph 24, a “Tenant Affiliate” shall mean an entity that controls, is controlled by or is under common control with, Tenant; and a party shall be deemed to “control” another party for purposes of the aforesaid definition only if the first party owns more than fifty percent (50%) of the stock or other beneficial interests of the second party.

(c)  Without otherwise limiting the criteria upon which Landlord may withhold its consent under Paragraphs 24(a) and (b) above, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project, (2) whether the use to be made of the Premises by the proposed subtenant or assignee would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services then imposed by Tenant, (3) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, and (4) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of

Paragraph 9(a) or (b) above, or (ii) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof, excluding any Permitted Alterations.

(d)  Notwithstanding anything to the contrary contained in Paragraph 23(a) above, Landlord’s right to terminate this Lease under clause (1) in said Paragraph 23(a) shall be limited as follows:

(1)  In the event Tenant desires to enter into a sublease affecting less than fifty percent (50%) of the Premises and for a term of less than three (3) years, Landlord shall not have the right to terminate this Lease under the aforesaid clause (1); provided, however, that Landlord shall have all other rights available to it under this Paragraph 23; and

(2)  In the event Tenant desires to enter into a sublease affecting fifty percent (50%) or more of the Premises and with a term of three (3) years or more, Landlord shall have the right to terminate this Lease under the aforesaid clause (1).

(e)  If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, seventy-five percent (75%) of the difference, if any, between (1) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (2) the rent and any additional rent actually paid by the assignee or sublessee to Tenant, less reasonable legal fees and reasonable and customary market-based leasing commissions, if any, incurred by Tenant in connection with such assignment or sublease, which fees and commissions shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease. Tenant shall use its best efforts to collect all sums due from said assignee or sublessee. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

(f)  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).

(g)  Tenant shall pay Landlord’s reasonable fees (including, without limitation, the fees of Landlord’s counsel, not to exceed $1,500.00 per transaction), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.

(h)  Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Paragraph 24, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any assignee or subtenant claiming under it (and any such assignee or subtenant by accepting such assignment or sublease shall be deemed to acknowledge and agree) that no sub-subleases or further assignments of this Lease shall be permitted at any time.

(i)  Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 24 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

24.    TENANT’S DEFAULT

The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a)  The vacation or abandonment of the Premises by Tenant for a period of twenty (20) consecutive days or any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse, or the failure of Tenant to continuously operate Tenant’s business in the Premises for a period of twenty (20) consecutive days, in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

(b)  Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) days after the same is due;

(c)  A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder (collectively, “Guarantor”) for the benefit of creditors;

(d)  The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;

(e)  Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

(f)  Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;

(g)  Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42;

(h)  An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 24, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(i)  Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;

(j)  Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in subparagraphs (b), (l) or (m) above or any other subparagraphs of this Paragraph 25, which shall be governed by such other Paragraphs), which failure continues for ten (10) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within forty-five (45) days after the giving of the aforesaid written notice;

(k)  Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic delinquency” shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months. In the event of a Chronic Delinquency, in addition to Landlord’s other remedies for Default provided in this Lease, at Landlord’s option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance;

(l)  Chronic overuse by Tenant or Tenant’s Agents of the number of undesignated parking spaces set forth in the Basic Lease Information. “Chronic Overuse” shall mean use by Tenant or Tenant’s Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information more than three (3) times during the Term after written notice by Landlord;

(m)  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease; and

(n)  Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within ten (10) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof.

Tenant agrees that any notice given by Landlord pursuant to Paragraph 25(i), (k) or (l) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

25.    LANDLORD’S REMEDIES

(a)  Termination.    In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1)  the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2)  the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3)  the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)  any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including without limitation, any unamortized portion of the Tenant Improvement Allowance (such Tenant Improvement Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvement Loan, if any), or assumptions by Landlord of any of Tenant’s previous lease obligations; plus

(5)  such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6)  at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(b)  Continuation of Lease.    In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(1)  Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(2)  The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

(c)  Re-entry.    In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re–enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d)  Reletting.    In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re–enter as provided in Paragraph 25(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e)  Termination.    No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f)  Cumulative Remedies.    The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(g)  No Surrender.    No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

26.    LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

(a)  Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.

(b)  Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant (i) in the case of an emergency and/or (ii) if Landlord determines in its sole discretion that such performance is necessary or desirable for the preservation of the rights and interests or safety of other tenants of the Building or the Project, in either case as determined by Landlord in its sole and absolute judgment, or upon five (5) days’ prior notice to Tenant if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the proper management and operation of the Building or the Project.

(c)  If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (1) ten percent (10%) per annum, or (2) the highest rate permitted by applicable law.

27.    ATTORNEY’S FEES

(a)  If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

(b)  Without limiting the generality of Paragraph 27(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys’ fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

28.    TAXES

Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against Tenant’s Property. If any Alteration installed by Tenant or any of Tenant’s Property is assessed and taxed with the Project or Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.

29.    EFFECT OF CONVEYANCE

The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and ail covenants and obligations of Landlord hereunder, so long as such purchaser assumes in writing at the time of such purchase the covenants and obligations of Landlord hereunder arising from and after the date of purchase.

30.    TENANT’S ESTOPPEL CERTIFICATE

From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date the Term expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises (or specifying such other agreements, if any); (f) that all obligations under this Lease to be performed by Landlord as of the date of such certificate have been satisfied (or specifying those as to which Tenant claims that Landlord has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant’s improvements have been received (or stating exceptions thereto); (h) that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto); (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one (1) month in advance (or stating exceptions thereto); (j) that security has been deposited with Landlord, stating the original amount thereof and any increases thereto; and (k) any other matters evidencing the status of this Lease that may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Building or the Project or by a purchaser of the Building or the Project. Any such certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Premises. If Tenant shall fail to provide such certificate within fifteen (15) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

31.    SUBORDINATION

Landlord shall have the right to cause this Lease to be and remain subject and subordinate to any and all mortgages, deeds of trust and ground leases, if any (“Encumbrances”) that are now or may hereafter be executed covering the Premises, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such ground lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, the holder thereof (“Holder”) shall agree to recognize Tenant’s rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within fifteen (15) days after Landlord’s written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents required by Landlord or the Holder to effectuate such subordination. If Tenant fails to do so, such failure shall constitute a Default by Tenant under this Lease. Notwithstanding anything to the, contrary set forth in this Paragraph 31, Tenant hereby attorns and agrees to attorn to any person or entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

32.    ENVIRONMENTAL COVENANTS

(a)  Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as ExhibitF and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct and accurately describes the Hazardous Materials which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant’s Agents. Tenant shall, on each anniversary of the Commencement Date and at such other times as Tenant desires to manufacture, treat, use or store on or about the Premises new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in ExhibitF or in such updated format as Landlord may require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its sole and absolute discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this Paragraph 32(a).

(b)  As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains (1) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (2) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (3) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (4) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (5) asbestos and asbestos containing material, in any form, whether friable or non-friable; (6) polychlorinated biphenyls; (7) lead and lead-containing materials; or (8) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises or any adjacent area or property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent area or property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

(c)  As used in this Lease, the term “Environmental Laws” shall mean and include (1) CERCLA, RCRA and TSCA; and (2) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (A) pollution, (B) the protection or regulation of human health, natural resources or the environment, (C) the treatment, storage or disposal of Hazardous Materials, or (D) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

(d)  Tenant agrees that during its use and occupancy of the Premises it will (1) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project, excluding office products and cleaning fluids used and disposed of in accordance with all applicable Laws; (2) comply with all Environmental Laws relating to the Premises and the use of Hazardous Materials on or about the Premises and not engage in or permit others to engage in any activity at the Premises in violation of any Environmental Laws; and (3) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises, Building or Project relating to any Hazardous Materials or under any Environmental Laws or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 32.

(e)  If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (1) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (2) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project.

(f)  Upon reasonable notice to Tenant, Landlord may inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term of this Lease. In the event (1) such inspections reveal the presence of any such Hazardous Material or other condition or activity in violation of the requirements of this Lease or of any Environmental Laws, or (2) Tenant or its Agents contribute or knowingly consent to the presence of any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project or exacerbate the condition of or the conditions caused by any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. Tenant will supply to Landlord such historical and operational information regarding the Premises and surrounding areas as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. Tenant agrees to give Landlord at least sixty (60) days’ prior notice of its intention to vacate the Premises so that Landlord will have an opportunity to perform such an inspection prior to such vacation. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage, treatment or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(g)  Landlord shall have the right, but not the obligation, prior or subsequent to a Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises upon prior notice to Tenant (except in the case of an emergency, in which event no notice shall be required), or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises, the Building or the Project in violation of Tenant’s obligations under this Lease or under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Paragraph 32 shall be payable by Tenant upon demand.

(h)  Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on, about or near the Premises by Tenant or Tenant’s Agents, and in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals related to Tenant’s use of Hazardous Materials in or about the Premises. Tenant’s obligations and liabilities pursuant to the provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including, without limitation, all Environmental Laws, at the expiration or earlier termination of this Lease, and if such condition interferes with the ability of Landlord to relet the Premises, then at Landlord’s sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for normal wear and tear, including, without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Paragraph 35 of this Lease.

(i)  Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises, the Building or the Project, liabilities and expenses (including attorney’s fees)) sustained by Landlord attributable to (1) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant’s Agents, or (2) Tenant’s breach of any provision of this Paragraph 32.

(j)  Notwithstanding anything in this Paragraph 32 to the contrary, Tenant shall not be responsible for the clean up or remediation of, and shall not be required to indemnify Landlord against any costs or liabilities attributable to, any Hazardous Materials placed on or about the Premises (i) by third parties not related to Tenant or Tenant’s Agents, including, without limitation, any Hazardous Materials existing on the Premises prior to the Commencement Date, or (ii) by Landlord at anytime, except in either case to the extent that Tenant or Tenant’s Agents have contributed to or exacerbated the presence of such Hazardous Materials or have failed to take reasonable actions to prevent such Hazardous Material from becoming placed on or about the Premises.
(k)	The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

33.    NOTICES

All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.

34.    WAIVER

The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

35.    HOLDING OVER

Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate of one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 32(h), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

36.    SUCCESSORS AND ASSIGNS

The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

37.    TIME

Time is of the essence of this Lease and each and every term, condition and provision herein.

38.    BROKERS

Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

39.    LIMITATION OF LIABILITY

Tenant agrees that, in the event of any default or breach by Landlord with respect to any of the terms of the Lease to be observed and performed by Landlord (1) Tenant shall look solely to the then-current landlord’s interest in the Building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord; (2) no other property or assets of Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them (collectively, the “Landlord Parties”) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies; (3) no personal liability shall at any time be asserted or enforceable against the Landlord Parties; and (4) no judgment will be taken against the Landlord Parties. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

40.    FINANCIAL STATEMENTS

Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. If available, Tenant shall provide financial statements prepared or compiled by a certified public accountant. Landlord shall keep Tenant’s financial statements confidential, except that Landlord shall have the right to disclose such statements to prospective purchasers and lenders and to Landlord’s partners, property managers, consultants and advisors, including accountants and attorneys, and otherwise as required by law or legal process.

41.    RULES AND REGULATIONS

Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Building and the Project. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish at the sole cost and expense of Tenant. The then current rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations. Landlord’s current rules and regulations are attached to this Lease as Exhibit D.

42.    MORTGAGEE PROTECTION

(a)  Modifications for Lender.    If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.

(b)  Rights to Cure.    Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42(b)), whichever shall last occur within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

43.    ENTIRE AGREEMENT

This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.

44.    INTEREST

Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within ten (10) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at an annual rate equal to the maximum rate of interest permitted by law. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

45.    CONSTRUCTION

This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

46.    REPRESENTATIONS AND WARRANTIES OF TENANT

Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

(a)  If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(b)  Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

47.    SECURITY

(a)  Tenant acknowledges and agrees that, while Landlord may engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises, the Building or the Project and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.

(b)  Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

48.    JURY TRIAL WAIVER

Tenant hereby waives any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which Landlord is a party. Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631, and Tenant does hereby constitute and appoint Landlord its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Tenant does hereby authorize and empower Landlord, in the name, place and stead of Tenant, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

49.    OPTION TO RENEW

Tenant shall have one (1) option (the “Renewal Option”) to extend the Term for a period of five (5) years beyond the Expiration Date (the “Renewal Term”). The Renewal Option shall be effective only if Tenant is not in Default under this Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, either at the time of exercise of the Renewal Option or the time of commencement of the Renewal Term. The Renewal Option must be exercised, if at all, by written notice (the “Election Notice”) from Tenant to Landlord given not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Term. Except as hereinafter provided in this Paragraph 49, any such notice given by Tenant to Landlord shall be irrevocable. If Tenant fails to exercise the Renewal Option in a timely manner as provided for above, the Renewal Option shall be void. The Renewal Term shall be upon the same terms and conditions as the initial Term, except that the annual Base Rent during the Renewal Term shall be equal to an amount specified by Landlord in a written notice (the “Renewal Rate Notice”) to Tenant given prior to the expiration of the initial Term. Tenant shall have ten (10) days after receipt of the Renewal Rate Notice (the “Response Period”) to advise Landlord whether or not Tenant agrees to pay the Base Rent specified in the Renewal Rate Notice. If Tenant agrees to pay such Base Rent, then Landlord and Tenant shall promptly enter into an amendment to this Lease providing for the lease of the Premises by Tenant during the Renewal Term upon the terms stated in the Renewal Rate Notice. If Tenant does not agree to pay the Base Rent specified in the Renewal Rate Notice, Tenant shall have the right to rescind its Election Notice in writing within the Response Period and neither party shall have any further rights or obligations under this Paragraph 49. If Tenant fails to provide Landlord with written notice of rescission prior to the expiration of the Response Period, then Tenant shall be deemed to have agreed to pay the Base Rent specified in the Renewal Rate Notice.

50.    TAX BENEFITS; LIEN WAIVER

Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect to the Integral Property and Tenant’s Property during the Term of this Lease. Landlord shall have no lien or other interest whatsoever in any item of Tenant’s Property, or any portion thereof or interest therein located in the Premises or elsewhere, to the extent such Tenant’s Property is moveable without damage to the Premises, and Landlord hereby waives all such liens and interests. Within ten (10) days following Tenant’s request, Landlord shall execute documents in form reasonably acceptable to Landlord and Tenant to evidence Landlord’s waiver of any right, title, lien or interest in Tenant’s Property located in the Premises, to the extent such Tenant’s Property is moveable without damage to the Premises.

51.    QUIET POSSESSION

Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the provisions of this Lease, Tenant shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease.

Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

LANDLORD:	TENANT:

AETNA LIFE INSURANCE COMPANY, a Connecticut corporation	RAE SYSTEMS, INC., a California Corporation

By: Allegis Realty Investors LLC Its Investment Advisor and Agent

By:	/s/ CYNTHIA STEVENIN	By:	/s/ ROBERT I. CHEN
	Cynthia Stevenin Vice President	Print Name:
Its:

By:
Print Name:
Its:

EXHIBIT B

TENANT IMPROVEMENTS

This exhibit, entitled “Tenant Improvements”, is and shall constitute Exhibit B to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit B are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit B have the meanings ascribed to such terms in the Lease.

1.    Tenant Improvements

Subject to the conditions set forth below, Landlord agrees to construct certain Tenant Improvements in the Premises pursuant to the terms of this Exhibit B.

2.    Definition

“Tenant Improvements” as used in the Lease and this Exhibit B shall include only those improvements within the interior portions of the Premises which are depicted on the Final Plans and Specifications (hereafter defined in Paragraph 3) or described hereinbelow. “Tenant Improvements” shall specifically not include any Alterations installed or constructed by Tenant, and any of Tenant’s Property.

The Tenant Improvements may include:

(a)  Partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork and similar items.

(b)  Electrical wiring, lighting fixtures, outlets and switches, and other electrical work.

(c)  Duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems serving the Premises, including the cost of meter and key control for after-hour air conditioning.

(d)  Any additional Tenant requirements including, but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

(e)  All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Building and serving the Premises.

(f)  All plumbing, fixtures, pipes, and accessories to be installed within the Building and serving the Premises.

3.    Plans And Specifications

Landlord shall retain the architect specified in the Basic Lease Information (“Architect”) for the preparation of preliminary and final working architectural and engineering plans and specifications for the Tenant Improvements (“Final Plans and Specifications”). Landlord reserves the right to substitute for the Architect another architect of its selection, which substitute architect shall be reasonable acceptable to Tenant. Tenant shall cooperate diligently with the Architect and shall furnish within ten (10) days after request therefor, all information required by the Architect for completion of the Final Plans and Specifications, and shall provide (in writing, if requested by Landlord), not later than three (3) business days after request therefor, any approval or disapproval of preliminary or Final Plans and Specifications which Tenant is permitted to give under this Exhibit B. The Final Plans and Specifications shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Change Request (hereafter defined in Paragraph 8 below) because, in Landlord’s reasonable opinion, the work as described in any such item, or any Change Request, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Landlord’s ability to furnish services to Tenant or other tenants in the Building or the Project; (c) would increase the cost of operating the Building or the Project; (d) would violate any Laws; (e) contains or uses Hazardous Materials; (f) would adversely affect the appearance of the Building or the Project or the marketability of the Premises to subsequent tenants; (g) might adversely affect another tenant’s premises or such other tenant’s use and enjoyment of such premises; (h) is prohibited by any ground lease affecting the Building and/or the Project, any Private Restrictions or any mortgage, trust deed or other instrument encumbering the Building and/or the Project; (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work; (j) is not, at a minimum in accordance with Landlord’s building standards, or (k) would increase the Tenant Improvements Cost (defined in Paragraph 7 below) by more than ten percent (10%) from the cost originally estimated and anticipated by the parties. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Final Plans and Specifications or any other plans, specifications, drawings or other items associated with the Tenant Improvements nor Landlord’s performance, supervision or monitoring of the Tenant Improvements shall constitute any warranty or covenant by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Tenant Improvements and the Final Plans and Specifications are adequate to fully meet the needs and requirements of Tenant’s intended operations of its business within the Premises and Tenant’s use of the Premises. Landlord and Tenant shall indicate their approval of the Final Plans and Specifications by initialing them and attaching them to the Lease as Exhibit B-1. Upon completion of the Final Plans and Specifications and approval thereof by Landlord and Tenant, Landlord will obtain subcontractor trade bids and furnish a cost breakdown to Tenant. In the event the estimated Tenant Improvements Cost, based on such bids and the reasonably anticipated costs of other items constituting the Tenant Improvements Cost, exceeds the sum of the Tenant Improvements Allowance (hereafter defined in Paragraph 5) and the Tenant Improvements Additional Allowance (hereafter defined in Paragraph 6), plus any amounts which

Tenant desires to pay as an Excess Tenant Improvements Cost (hereafter defined in Paragraph 8) (“Tenant’s T.I. Budget”), at Tenant’s request, the Final Plans and Specifications may be revised once, at Tenant’s cost and expense. Any such revisions shall be subject to Landlord’s approval, and the amended Final Plans and Specifications, as approved by Landlord and Tenant, shall thereafter be deemed to be the Final Plans and Specifications for the Tenant Improvements. The amended Final Plans and Specifications shall be approved by Tenant (in writing, if requested by Landlord) not later than three (3) days after Landlord’s request therefor. Landlord shall thereafter submit such amended Final Plans and Specifications to its contractor and subcontractor for re-bidding, and shall furnish a cost breakdown to Tenant. If the estimated Tenant Improvements Cost, as determined by the bids based on the amended Final Plans and Specifications and the reasonably anticipated costs of other items constituting the Tenant Improvements Cost, result in an Excess Tenant Improvements Cost, then Tenant shall pay such Excess Tenant Improvements Cost as and when required by Paragraph 8. Tenant’s failure to approve or disapprove any matters which Tenant shall be entitled to approve or disapprove pursuant to this Paragraph 3 shall be conclusively deemed to be approval of same by Tenant.

4.    Landlord To Construct Improvements

When the Final Plans and Specifications (as amended, if required by Paragraph 3 above) have been approved by Landlord and Tenant, Landlord shall submit such Final Plans and Specifications to all governmental authorities having rights of approval over the Tenant Improvement work and shall apply for all governmental approvals and building permits. Subject to satisfaction of all conditions precedent and subsequent to its obligations under this Exhibit B, and further subject to the provisions of Paragraph 8, Landlord shall thereafter commence and proceed to complete construction of the Tenant Improvements.

5.    Tenant Improvements Allowance

Landlord shall provide an allowance for the planning and construction of the Tenant Improvements in the amount specified in the Basic Lease Information (“Tenant Improvements Allowance”). Subject to Paragraph 6 below, if applicable, the Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Cost. Should the actual cost of planning and constructing those Tenant Improvements depicted on the Final Plans and Specifications be less than the Tenant Improvements Allowance, the Tenant Improvements Allowance shall be reduced to an amount equal to said actual cost.

6.    Tenant Improvements Additional Allowance

In addition to the Tenant Improvements Allowance, Landlord agrees to loan to Tenant up to the amount specified in the Basic Lease Information for Tenant Improvements (the “Tenant Improvements Additional Allowance”). The Tenant Improvements Additional Allowance shall be repayable by Tenant to Landlord in substantially equal self-amortizing installments over the initial Term of the Lease, together with interest on the balance outstanding from time to time at the rate of ten percent (10%) per annum. Promptly following the completion of the Tenant Improvements and the calculation of the actual Tenant Improvements Additional Allowance, Landlord and Tenant shall execute a Tenant Improvements Additional Allowance Amortization Memorandum in the form attached to the Lease as Exhibit G. Notwithstanding anything herein to the contrary, in the event the Lease shall terminate for any reason prior to the scheduled expiration thereof, the Tenant Improvements Additional Allowance and all accrued and unpaid interest thereon shall immediately become due and payable in full.

7.    Tenant Improvements Cost

The Tenant Improvements Cost (“Tenant Improvements Cost”) shall include all costs and expenses associated with the design, preparation, approval and construction of the Tenant Improvements, including, but not limited, to the following:

(a)  All costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

(b)  All costs of obtaining building permits and other necessary authorizations and approvals from local governmental authorities;

(c)  All costs of interior design and finish schedule plans and specifications including as built drawings;

(d)  All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord and Landlord’s property manager and Landlord’s contractor in connection with construction of the Tenant Improvements and all labor (including overtime, if mutually agreed to by Landlord and Tenant or if otherwise necessary to complete, the Tenant Improvements by the outside date specified in Paragraph 8(c) of the Lease) and materials constituting the Tenant Improvements;

(e)  All fees payable to the Architect, general contractor, subcontractors and Landlord’s engineering firm if they are required by Tenant and/or any governmental authorities to redesign any portion of the Tenant Improvements following Tenant’s approval of the Final Plans and Specifications;

(f)  All construction and project management fees payable by Landlord to Landlord’s property management company or any other individual or entity, not to exceed four percent (4%) of the first $100,000.00 of Tenant Improvements Cost and two percent (2%) thereafter; and

(g)  Utility connection fees.

In no event shall the Tenant Improvements Cost include any costs of procuring, constructing or installing in the Premises any of Tenant’s Property.

8.    Excess Tenant Improvements Cost

If the Tenant Improvements Cost is more than the sum of Tenant Improvements Allowance and the Tenant Improvements Additional Allowance, then the difference between the Tenant Improvements Cost and the sum of the Tenant Improvements Allowance and the Tenant

Improvements Additional Allowance (“Excess Tenant Improvements Cost”) shall be paid by Tenant to Landlord in cash, within ten (10) days of delivery of statements from Landlord to Tenant therefor. If construction of the Tenant Improvements will result in an Excess Tenant Improvements Cost, Landlord shall not be obligated to commence or continue construction of the Tenant Improvements if payment of the Excess Tenant Improvements Costs by Tenant is not received within ten (10) days after delivery by Landlord to Tenant of a statement therefor; provided, however, that Landlord may, at its option, commence or continue construction of the Tenant Improvements, in which event Tenant shall pay the Excess Tenant Improvements Cost within ten (10) days after delivery by Landlord to Tenant of the statement therefor. If Landlord so elects to commence construction of the Tenant Improvements or has already commenced construction of the Tenant Improvements when there occurs an Excess Tenant Improvements Cost, then Landlord shall be entitled to suspend or terminate construction of the Tenant Improvements if payment by Tenant to Landlord of the Excess Tenant Improvement Costs has not been received within ten (10) days after delivery by Landlord to Tenant of a statement therefor.

9.    Change Request

When the Final Plans and Specifications have been approved by Landlord, there shall be no changes without Landlord’s prior written consent, except for (a) necessary on-site installation variations or minor changes necessary to comply with building codes and other governmental regulations; (b) one revision, if requested by Tenant, to adjust the estimated Tenant Improvements Cost to Tenant’s T.I. Budget therefor, as permitted by Paragraph 3 above; and (c) changes approved in writing by both parties. Any costs related to such governmentally required or requested and approved changes shall be added to the Tenant Improvements Cost and, to the extent such cost results in Excess Tenant Improvements Cost, shall be paid for by Tenant as and with any Excess Tenant Improvements Cost as set forth in Paragraph 8. The billing for such additional costs to Tenant shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to changes shall include, without limitation, any architectural or design fees, construction management fees and Landlord’s general contractor’s price for effecting the change.

10.    Termination

If the Lease is terminated prior to completion of the Tenant Improvements for any reason due to the Default of Tenant under the Lease, in addition to any other damages available to Landlord, Tenant shall pay to Landlord, within five (5) days of receipt of a statement therefor, all costs incurred by Landlord through the date of termination in connection with the Tenant Improvements. Landlord shall have the right to terminate the Lease, upon written notice to Tenant, if Landlord is unable to obtain a building permit for the Tenant Improvements within one hundred twenty (120) days from the date the Lease is mutually executed.

11.    Interest

Any payments required to be made by Tenant hereunder which are not paid when due shall bear interest at the maximum rate permitted by law from the due date therefor until paid.

12.    Disclaimer

Landlord shall have no liability to Tenant in the event construction of the Tenant Improvements is delayed or prevented due to any cause beyond Landlord’s reasonable control. If Tenant is entitled or permitted to enter the Premises prior to completion of the Tenant Improvements, Landlord shall not be liable to Tenant or Tenant’s Agents for any loss or damage to property, or injury to person, arising from or related to construction of the Tenant Improvements. Tenant shall take all reasonable precautions to protect against such loss, damage or injury during Construction of the Tenant Improvements, and shall not interfere with the conduct of the Tenant Improvement work. Tenant shall cooperate with all reasonable directives of Landlord and Landlord’s contractor in order to minimize any disruption or delay in completion of the Tenant Improvements work.

13.    Lease Provisions; Conflict

The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit B, are hereby incorporated herein by reference. In the event of any conflict between the terms of the Lease and this Exhibit B, the terms of this Exhibit B shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

EXHIBIT B-1

FINAL PLANS AND SPECIFICATIONS

Reference is hereby made to that certain Lease Agreement dated February     , 1999 by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation, as landlord (“Landlord”), and RAE SYSTEMS, INC., a California corporation, as tenant (“Tenant”), (“Lease Agreement”).

The Final Plans and Specifications (as defined in Exhibit B to the Lease Agreement) consists of the following described drawings, specifications and other documents:

Title of Drawing, Specification or Other Document	Date

The Final Plans and Specifications have been initialed by both Landlord and Tenant and are on file with Landlord.

Initials: Landlord                      Tenant

EXHIBIT C

COMMENCEMENT AND EXPIRATION DATE MEMORANDUM

 LANDLORD:    AETNA LIFE INSURANCE COMPANY

      TENANT:    RAE SYSTEMS, INC.

   LEASE DATE:    February     , 1999

   PREMISES:    Located at 1339 Moffett Park Boulevard, Sunnyvale, California

Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Tenant Improvements completed (except for minor punchlist items which Landlord agrees to complete).

The Commencement Date of the Lease is hereby established as                                     , 1999, and the Expiration Date is                                 , 2004.

TENANT:	RAE SYSTEMS, INC.,
a California corporation

By:
Print Name:
Its:
Approved and Agreed:

LANDLORD:

AETNA LIFE INSURANCE COMPANY,
a Connecticut corporation

By:  Allegis Realty Investors LLC
        Its Investment Advisor and Agent

        By:
Cynthia Stevenin
Vice President

EXHIBIT D

RULES AND REGULATIONS

This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit D to the Lease Agreement, dated as of the Lease Date, by and between landlord and Tenant for the Premises. The terms and conditions of this Exhibit D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit D have the meanings ascribed to such terms in the Lease.

1.  Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord, which consent shall not be unreasonably withheld.

2.  All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.

3.  Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.

4.  Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord, which consent shall not be unreasonably withheld.

5.  Tenant shall not make any duplicate keys without the prior consent of Landlord, which consent shall not be unreasonably withheld.

6.  Tenant shall park motor vehicles in parking areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

7.  Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or Project and shall cooperate to prevent same.

8.  No person shall go on the roof without Landlord’s permission.

9.  Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

10.  All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

11.  Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.

12.  Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

13.  Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

14.  Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

15.  Tenant shall not permit any animals, including but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.

INITIALS:

TENANT:

LANDLORD:

EXHIBIT G

TENANT IMPROVEMENTS ADDITIONAL ALLOWANCE AMORTIZATION
MEMORANDUM

LANDLORD:	AETNA LIFE INSURANCE COMPANY

TENANT:	RAE SYSTEMS, INC.

LEASE DATE:	February , 1999

PREMISES:	Located at 1339 Moffett Park Boulevard, Sunnyvale, California

Tenant hereby acknowledges that Landlord has provided a Tenant Improvements Additional Allowance to Tenant in the amount of                                                   Dollars ($                ) pursuant to Paragraph 6 of Exhibit B to the Lease. Subject to the terms of the Lease and said Exhibit B, the Tenant Improvements Additional Allowance shall be repayable by Tenant, together with interest on the principal balance outstanding from time to time at the rate of ten percent (10%) per annum, in monthly installments of                                               Dollars ($            ) each. Said installments shall be payable on the first day of each month during the initial Term of the Lease concurrently with the payment of Base Rent.

TE	NANT: RAE SYSTEMS, INC.,
a California corporation

By:
Print Name:
Its:

Approved and Agreed:

LANDLORD:

AETNA LIFE INSURANCE COMPANY,
a Connecticut corporation

By:  Allegis Realty Investors LLC
 Its Investment Advisor and Agent

        By:
                                Cynthia Stevenin
                                  Vice President